UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (date of earliest event reported)

                                November 10, 2003


                          FOODARAMA SUPERMARKETS, INC.
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                       (Exact name of registrant as specified in charter)


        New Jersey                   1-5745-1                 21-0717108
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      (State or other              (Commission               (IRS Employer
      jurisdiction of              File Number)           Identification No.)
      incorporation)
922 Highway 33, Building 6, Suite 1, Freehold, New Jersey            07728
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(Address of principal executive offices)                          (Zip Code)
      Registrant's telephone number, including area code: (732) 462-4700
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                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events
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      Foodarama Supermarkets, Inc. ("Foodarama") previously reported that it had engaged in settlement discussions with one of its landlords, Levin Properties, L.P. ("Levin"), regarding certain litigation wherein the correct commencement date for the payment of occupancy expense under the lease for Foodarama's new Woodbridge, New Jersey location was disputed. The parties have since completed the settlement and have entered into a Joint Release and Settlement Agreement which was fully executed by them as of November 10, 2003. The Joint Release and Settlement Agreement required, among other things, an amendment to the lease which increases Foodarama's minimum rent payments by approximately $550,000 over the term of the lease, commencing October 1, 2003, and the reimbursement by Levin of construction allowances and other costs and fees advanced by Foodarama totaling $1,755,182. The pending litigation has been dismissed with prejudice.

      In addition, Foodarama previously reported a separate litigation initiated by Levin wherein Levin alleged that it entered into a lease with Foodarama providing for the construction of a supermarket on property owned by Levin in Hamilton, New Jersey and that Foodarama failed to comply with its contractual obligations under the lease. The parties have since entered into a Settlement Agreement, which was fully executed by them as of November 10, 2003, providing for certain amendments to the lease, confirming that the lease, as amended, constitutes an enforceable contract between the parties and dismissing the pending litigation with prejudice.


                                   * * * * *

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FOODARAMA SUPERMARKETS, INC.
                                    -------------------------------
                                               (Registrant)



                                    By:  /S/ Michael Shapiro
                                    ------------------------
                                       Michael Shapiro
                                       Senior Vice President and Chief Financial
                                       Officer



Date:  November 12, 2003